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[LOGO] ma(c)rovision


                                                         Macrovision Corporation
                                                           2830 De La Cruz Blvd.
                                                           Santa Clara, CA 95050

                                                             (408) 743-8600 Main
                                                              (408) 743-8610 Fax

FOR IMMEDIATE RELEASE
---------------------


                         MACROVISION CORPORATION REPORTS
                      RECORD NET REVENUES AND EARNINGS FOR
                               FOURTH QUARTER 2003

SANTA CLARA, Calif. (BUSINESS WIRE) -- March 1, 2004 -- Macrovision Corporation (Nasdaq: MVSN) announced today that fourth quarter 2003 net revenues were a record $39.9 million, compared with $30.2 million in the fourth quarter of 2002, an increase of 32%. Pro forma earnings for the quarter (before amortization of intangibles from acquisitions, in-process research and development write-off, non-cash deferred compensation expense, and impairment losses on investments) were $11.9 million or 29% higher than the $9.3 million recorded in last year's fourth quarter. Pro forma diluted earnings per share for the quarter were $0.24, or 26% higher than the comparable earnings per share of $0.19 in the fourth quarter a year ago.

Net revenues for the full year of 2003 also set a record high, increasing to $128.3 million from $102.3 million for 2002, an increase of 26%. Pro forma earnings for 2003 were $37.8 million, 8% higher than the $35.1 million recorded in 2002. Pro forma diluted earnings per share for 2003 were $0.76, 10% higher than the comparable earnings per share of $0.69 last year.

Net income for the fourth quarter of 2003 was $10.7 million, compared with $0.9 million in the fourth quarter of 2002. Diluted earnings per share for the quarter were $0.21, compared to $0.02 a year ago. Net income for the full year of 2003 was $29.7 million, or 146% higher than the $12.1 million recorded in 2002. Diluted earnings per share for 2003 were $0.60, 150% higher than 2002, which were $0.24.

Cash and cash equivalents, short-term investments and long-term marketable securities were $269.6 million as of December 31, 2003.

"We are pleased with our fourth quarter results," said Ian Halifax, CFO at Macrovision. "Our revenues benefited from a strong holiday season for our DVD copy protection solution, and increased sales in our enterprise software electronic licensing business. The fourth quarter was important to us for a number of reasons, notably the launch of Macrovision FLEXnet(TM), the Universal Software Licensing Platform(TM); passing the 2 billion protected track milestone with our CDS(TM) copy-protection technology for music CDs; and the U. S. Patent Office's declaration of a DRM patent interference proceeding between Macrovision and InterTrust Technologies Corporation."

Macrovision also announced initial guidance for fiscal year 2004. The Company anticipates revenues of $145M-$150M for 2004, with pro forma EPS of $0.78-$0.80 for the year. Revenues for the first quarter of 2004 are expected to be in the $31M-$32M range, with pro forma EPS of


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$0.13-$0.14. This reflects substantial investment in 2004 in strategic business opportunities, including anti-piracy and market intelligence solutions for peer-to-peer file sharing markets and DVD movie copying software; further advances in music CD copy protection and controlled burning technology; additional sales and technical staff for our software businesses; and patent enforcement efforts.

Immediately following the Q4 earnings release, Macrovision will hold an investor conference call to discuss the Q4 results as well as the outlook for FY2004 on March 1, from 5:00 p.m. to 6:00 p.m. ET. Investors and analysts interested in participating in the conference are welcome to call 800-218-4007 (OR INTERNATIONAL +1 303-262-2211) and reference the Macrovision call.

The conference call can also be accessed via live Webcast at WWW.MACROVISION.COM/COMPANY/INVESTOR/FINANCIAL_NEWS.SHTML or
WWW.FULLDISCLOSURE.COM (or WWW.STREETEVENTS.COM for subscribers) on March 1, 2004 at 5:00 p.m. ET. Approximately 1-2 hours after the live Webcast ends, the on-demand Webcast of Macrovision's earnings conference call can be accessed until March 8, 2004.

Investors and analysts interested in listening to a recorded replay of the conference are welcome to call 800-405-2236 (or international +1 303-590-3000) and enter passcode 568447#. Access to the replay is available through March 2, 2004. The conference call script will be posted on the Company's website approximately 48 hours following the call and will be posted for 30 days.

ABOUT MACROVISION
Macrovision develops and markets digital rights management ("DRM"), copy protection, and electronic license management technologies for the consumer software, enterprise software, home video and music industries. Macrovision holds a total of 133 issued or pending United States patents and 832 issued or pending international patents, and continues to increase its patent portfolio with new and innovative technologies in related fields. Macrovision has its corporate headquarters in Santa Clara, California, with international offices in London, Frankfurt, Tokyo, Hong Kong, Taipei and Seoul.

NOTE TO EDITORS: FOR MORE INFORMATION ON MACROVISION CORPORATION AND ITS PRODUCTS, PLEASE VISIT WWW.MACROVISION.COM.

All statements contained herein, including the quotations attributed to Mr. Halifax, as well as oral statements that may be made by the Company or by officers, directors or employees of the Company acting on the Company's behalf, that are not statements of historical fact, including statements that use the words "will," "believes," "anticipates," "estimates," "expects," "intends" or "looking to the future" or similar words that describe the Company's or its management's future plans, objectives, or goals, are "forward-looking statements" and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company's forecast of future revenues and earnings, the business strategies and product plans of the Company and the features and benefits of the products of the Company.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the


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historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Among the important factors that could cause results to differ materially are the following: the failure of markets for home video, audio CDs, consumer or enterprise software, or markets for the technological protection of copyrighted materials contained in such products, to continue, develop or expand, and the failure of the Company's products to achieve or sustain market acceptance or to meet, or continue to meet, the changing demands of content or software providers. Other factors include those outlined in the Company's Annual Reports on Form 10-K to be filed for 2003 and previously filed for 2002, its Quarterly Reports on Form 10-Q, and such other documents as are filed with the Securities and Exchange Commission from time to time. These factors may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, of such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.


Macrovision provides pro forma earnings and pro forma earnings per share data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies. Macrovision believes that this presentation of pro forma earnings and pro forma earnings per share provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations. In addition, Macrovision's management uses these measures for reviewing the financial results of Macrovision and for budget planning purposes.

                                      # # #

INVESTOR CONTACT:
Ian Halifax
Macrovision Corporation
+1 (408) 743-8600
ir-info@macrovision.com


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

                                           MACROVISION CORPORATION AND SUBSIDIARIES
                                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                  THREE MONTHS                       TWELVE MONTHS
                                                               ENDED DECEMBER 31,                  ENDED DECEMBER 31,
                                                        ---------------------------------    -------------------------------
                                                             2003               2002             2003              2002
                                                        ---------------    --------------    -------------    --------------

Net Revenues                                                  $ 39,866          $ 30,159         $128,346           102,262
Costs and expenses:
    Costs of revenues, including amortization of                 3,720             3,045           11,447            10,285
intangibles of $752 and $620 for the three months
ended December 31, 2003 and 2002, respectively,
and $3,319 and $2,271 for the twelve months ended
December 31, 2003 and 2002, respectively
    Research and development                                     5,141             3,462           17,217            11,880
    Selling and marketing                                        7,592             6,281           27,007            20,720
    General and administrative                                   5,801             4,736           19,385            15,035
    Amortization of intangibles from acquisitions                    -                 -                -               273
    Deferred compensation expense relating to Globetrotter         527               931            2,656             6,261
    In-process research and development                              -             6,000              624             6,000
    Impairment losses on investments                               224             4,938            4,368            17,210
                                                        ---------------    --------------    -------------    --------------

       Total costs and expenses                                 23,005            29,393           82,704            87,664
                                                        ---------------    --------------    -------------    --------------

Income before interest and income taxes                         16,861               766           45,642            14,598
Interest and other income, net                                     957             1,518            3,852             7,318
                                                        ---------------    --------------    -------------    --------------

Income before income taxes                                      17,818             2,284           49,494            21,916
Income taxes                                                     7,127             1,360           19,798             9,827
                                                        ---------------    --------------    -------------    --------------

Net income                                                    $ 10,691          $    924           29,696            12,089
                                                        ===============    ==============    =============    ==============

Diluted earnings per share                                    $   0.21          $   0.02         $   0.60          $   0.24
                                                        ===============    ==============    =============    ==============

Shares used in computing diluted earnings per share             50,003            48,685           49,518            50,602
                                                        ===============    ==============    =============    ==============


                                           MACROVISION CORPORATION AND SUBSIDIARIES
                   PRO FORMA RECONCILIATION OF CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (1)
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  THREE MONTHS                       TWELVE MONTHS
                                                               ENDED DECEMBER 31,                  ENDED DECEMBER 31,
                                                        ---------------------------------    -------------------------------
                                                             2003               2002             2003              2002
                                                        ---------------    --------------    -------------    --------------

Net income                                                    $ 10,691          $    924         $ 29,696            12,089
Add:
    Amortization of intangibles from acquisitions                  580               403            2,354             1,657
(net of taxes)
    Deferred compensation expense relating to Globetrotter         527               931            2,656             6,261
    In-process research and development (net of taxes)               -             3,907              387             3,907
    Impairment losses on investments (net of taxes)                119             3,098            2,710            11,208
                                                        ---------------    --------------    -------------    --------------

Pro forma net income                                          $ 11,917          $  9,263         $ 37,803          $ 35,122
                                                        ===============    ==============    =============    ==============

Diluted earnings per share reconciliation:
  Net income                                                  $   0.21          $   0.02         $   0.60          $   0.24
  Add:
    Amortization of intangibles from acquisitions
(net of taxes)                                                    0.01              0.01             0.05              0.03
    Deferred compensation expense relating to Globetrotter        0.01              0.02             0.05              0.12
    In-process research and development (net of taxes)               -              0.08             0.01              0.08
    Impairment losses on investments (net of taxes)               0.01              0.06             0.05              0.22
                                                        ---------------    --------------    -------------    --------------

    Pro forma diluted earnings per share                      $   0.24          $   0.19         $   0.76          $   0.69
                                                        ===============    ==============    =============    ==============

Shares used in computing diluted earnings per share             50,003            48,685           49,518            50,602
                                                        ===============    ==============    =============    ==============

NOTES: (1)
Pro forma results for the three and twelve months ended December 31, 2003 and 2002 are presented for information purposes only. These results present the operating results of Macrovision Corporation, excluding costs associated with amortization of intangibles from acquisitions, amortization of capitalized patents from our acquisition of TTR's assets in the second quarter of 2003, deferred compensation expense, write-offs of in-process research and development costs, and impairment losses on investments. These costs were $1,226 for the three month period ended December 31, 2003, and $8,107 for the twelve month period ending December 31, 2003, net of taxes when applicable, using the Company's pro forma effective rate. The amortization expense for capitalized TTR patents included in cost of revenues was $209 and $476 for the three and twelve months ended December 31, 2003, respectively. The format presented above is not in accordance with Generally Accepted Accounting Principles.

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

                                    MACROVISION CORPORATION AND SUBSIDIARIES
                               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                                 (IN THOUSANDS)


                                                                   DECEMBER 31,              DECEMBER 31,
                                                                       2003                      2002
                                                               ----------------------    ---------------------
ASSETS
    Cash and cash equivalents                                              $  27,918                $  98,691
    Short-term investments                                                    95,563                   72,989
    Accounts receivable, net                                                  30,169                   28,237
    Prepaid expenses and other assets                                         15,079                   19,304
                                                               ----------------------    ---------------------

       Total Current Assets                                                  168,729                  219,221

    Property and equipment, net                                                6,689                    6,106
    Patents and other intangibles, net                                        10,826                    4,593
    Long-term marketable investment securities                               146,151                   38,696
    Goodwill                                                                  28,630                   24,673
    Other intangibles from acquisitions, net                                   8,512                   11,368
    Other assets                                                              16,028                   20,009
                                                               ----------------------    ---------------------

       TOTAL ASSETS                                                        $ 385,565                $ 324,666
                                                               ======================    =====================

LIABILITIES
    Accounts payable                                                       $   4,457                $   3,269
    Accrued expenses and income taxes payable                                 25,935                   15,523
    Deferred revenue                                                          10,333                    8,567
                                                               ----------------------    ---------------------

       Total Current Liabilities                                              40,725                   27,359

     Notes payable                                                                 -                       17
     Other liabilities                                                           874                      431
                                                               ----------------------    ---------------------

       TOTAL LIABILITIES                                                      41,599                   27,807

STOCKHOLDERS' EQUITY                                                         343,966                  296,859
                                                               ----------------------    ---------------------

TOTAL LIABILITIES &
STOCKHOLDERS' EQUITY                                                       $ 385,565                $ 324,666
                                                               ======================    =====================
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